UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c–5(d)(2))

☒	Definitive Information Statement

OptimumBank Holdings, Inc.

 (Name of Registrant As Specified In Its Charter):

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☐	Fee paid previously with preliminary materials

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OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A

MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK

To Our Stockholders:

We are writing to advise you that holders representing approximately 54.17% of the voting power of the outstanding capital stock of OptimumBank Holdings, Inc., as of the close of business on March 4, 2024 (the “record date”), have approved by written consent a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such shares (the “Share Issuance”).

Our board of directors unanimously approved and recommended that our stockholders approve the Share Issuance. Please note that the number of votes already received from stockholders is sufficient to satisfy the stockholder vote requirement for this action under Florida law, our articles of incorporation, as amended, and Nasdaq Listing Rules.

Consequently no additional votes will be needed to approve the actions. This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

The accompanying Information Statement is being furnished only to inform stockholders of the action taken by written consent described above before the Share Issuance takes effect in accordance with Securities and Exchange Commission Rule 14c-2. This Information Statement is first being mailed to you on or about March 7, 2024. The Share Issuance will take place no earlier than the 20th day after mailing.

You are encouraged to carefully read the accompanying Information Statement for further information regarding the Share Issuance.

By Order of the Board of Directors,

/s/ Moishe Gubin
Chairman of the Board of Directors
March 7, 2024

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C

This Information Statement is being sent by mail to all record and beneficial owners of the OptimumBank Holdings, Inc., which we refer to herein as “Optimum,” “the Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about March 4, 2024. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On March 4, 2024, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 7,867,386 shares of common stock, and (ii) 1,360 shares of Class B preferred stock. Only the shares of common stock have voting rights with respect to the proposal described in this Information Statement. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has also approved the Share Issuance. No other corporate actions to be taken by written consent were considered. As of March 7, 2024, stockholders who beneficially hold 4,261,815 shares of common stock, or approximately 54.17% of the voting power of our outstanding voting securities, executed and delivered to the board of directors a written consent approving the Share Issuance. Because the action was approved by the written consent of stockholders holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Florida, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of this Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

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FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of the Company, including adverse changes in economic, political and market conditions, losses from the Company’s lending activities, increases in interest rates, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the banking industry. Although the Company believes that its forward-looking statements are based upon reasonable assumptions regarding its business and future market conditions, there can be no assurances that the Company’s actual results will not differ materially from any results expressed or implied by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any forward-looking statements are not guarantees of future performance.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders, we had issued and outstanding 7,867,386 shares of common stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

On March 7, 2024, stockholders representing 4,261,815 shares of common stock (approximately 54.17% of the total voting power) executed and delivered to the board of directors written consents approving the Share Issuance. Because the actions were approved by stockholders owning a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.

Following 20 days after the furnishing of this Information Statement to stockholders, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the Share Issuance.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation, and dividend rights. Each share entitles the holder thereof to (i) one vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts, liquidation preferences on our preferred stock, and other liabilities. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common Stock is not subject to redemption and carries no subscription or conversion rights.

Florida law provides that unless a company’s articles of incorporation provide otherwise, stockholders may take any action without a meeting of stockholders, without prior notice, and without a vote if consents in writing, setting forth the action so taken, are delivered by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

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THE SHARE ISSUANCE

Private Placement

We have begun the process of conducting a private placement offering of up to 2,564,102 shares of our common stock at a price not less than $3.90 per share. We have engaged an investment banking firm to act as our placement agent in such an offering and expect to pay them a fee equal to no more than 5% of the gross proceeds. We also expect to agree with all purchasers in such offering that we will promptly file a registration statement with the SEC for the resale of their shares their shares under the Securities Act of 1933, as amended.

Stockholder Approval Requirement

Nasdaq Listing Rule 5635 requires that a listed company seek stockholder approval, prior to the issuance, of a transaction other than a public offering in which a number of shares of common stock equal to 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance will be sold at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement in connection with such transaction or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

Reasons for the Private Placement and Share Issuance

As of June 30, 2023, the Company had 5,696,152 shares held by non-affiliates and which total is considered to be our public float. In addition, as of December 31, 2023, our subsidiary, Optimum Bank (the “Bank”), had a Tier 1 leverage capital ratio of 10.00%.

The board of directors believes that the Share Issuance is prudent, necessary, and in the best interests of our shareholders. The Share Issuance is expected to fulfill two primary purposes for the Company.

First, the additional shares will increase our public float. Our board of directors believes that increasing our public float is in the best interests of the Company and our shareholders. For instance, a material increase in the number of shares of our common stock is expected to increase the trading volume in our shares, which in turn, may result in our common stock being included in market indices such as the Russell 2000. Increased trading volume and inclusion in such indices may result in mutual, exchange traded, or hedge funds acquiring our shares.

Furthermore, an increase in trading volume is also expected to result in greater attention from the financial media, stock analysts, and other market participants. This in turn should increase the public’s and market’s knowledge and awareness of the Company, which in turn increase the liquidity and marketability of our stock.

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Second, the additional capital received in consideration for the shares will bolster our and the Bank’s capital levels and ratios. This is expected to facilitate future growth and earnings at the Bank. This will also improve our ability to consider acquisitions of other banks or assets and geographic or product line expansion.

Effect of the Share Issuance

The potential issuance of the shares pursuant to the Share Issuance will result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that we issue shares.

Certain Risks and Potential Disadvantages Associated with Share Issuance

The board of directors does not intend to issue any shares of common stock except for purposes and on terms that the board of directors believes to be in the best interests of the Company and its stockholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of common stock in the Share Issuance, it will dilute the voting rights of existing stockholders, earnings per share, and book value per share of existing stockholders.

Further, we cannot provide assurances that the ultimate terms of the Share Issuance will prove to be favorable to us, that it will enhance stockholder value, or that it will not adversely affect our business or the trading price of our common stock.

Reasons for Stockholder Approval of the Share Issuance

Nasdaq Listing Rule 5635 requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance or potential issuance by us of shares of our common stock in an amount equal to 20% or more of the Company’s outstanding common stock or voting power outstanding before the issuance will be sold at a price less than the Minimum Price. In the case of the Share Issuance, the 20% threshold is determined based on the number of shares of our common stock outstanding immediately preceding the issuance of shares.

As of the record date, we had 7,867,386 shares of common stock issued and outstanding. Given the maximum issuance of 2,564,102 shares of common stock in the Share Issuance, the potential issuance of such shares will constitute greater than 20% of the shares of common stock outstanding immediately prior to the Share Issuance.

We are unable to predict with any certainty the total amount of shares that may ultimately be issued in the Share Issuance. It is possible that we will issue more than 20% of our outstanding shares of common stock in that transaction. Therefore, we have obtained stockholder approval under Nasdaq Listing Rule 5635 for the sale, issuance, or potential issuance by us of shares of our common stock in excess of 20% of the shares of common stock outstanding immediately prior to the consummation of the Share Issuance.

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Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635 would result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock.

NO APPRAISAL RIGHTS

Under Florida Law, stockholders are not entitled to appraisal rights with respect to the Authorized Shares Increase and authorization of the Share Issuance.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers, or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of March 1, 2024, for:

●	each of the directors and executive officers of the Company and the Bank;

●	all of the directors and executive officers of the Company and the Bank as a group; and

●	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Moishe Gubin, Director	689,815	8.77%
Joel Klein, Director and Chief Financial Officer	94,404	1.20%
Thomas Procelli, Director	3,623	0.05%
Martin Schmidt, Director	33,500	0.43%
Avi Zwelling, Director	31,118	0.40%
Steven Newman, Director	29,055	0.37%
Michael Blisko, Director	598,388	7.61%
Timothy Terry, President of the Bank and Principal Executive Officer	40,060	0.51%
All directors and executive officers as a group (8 persons)	1,519,963	19.32%

Other Principal Shareholders
Chan Heng Fai Ambrose/American Pacific Bancorp, Inc.	577,357	8.25%
1400 Broadfield Blvd.
Suite 100
Houston, Texas 77084

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In addition, directors Gubin and Blisko each beneficially own 680 shares of our Class B preferred stock. Each of their preferred shares are convertible, at the Company’s option, into 5,556,944 shares of our common stock, subject to their obtaining regulatory approval. We have informed Mr. Gubin that the Company intends to convert his shares and he has applied to the Florida Office of Financial Regulation and the Federal Reserve Bank of Atlanta for applicable regulatory approval. If and when those applications are approved, we intend to effect conversion of his shares. Subsequently, we also intend to convert Mr. Blisko’s preferred shares, subject to his also obtaining regulatory approval. We can offer no assurances or estimates of if or when those agencies will approve either Mr. Gubin’s or Mr. Blisko’s applications.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect Share Issuance will not be effective until a date at least 20 days after the date on which the Information Statement has been mailed to the stockholders. Following such date, our board of directors will have the authority, without further action by our stockholders, to effect the Share Issuance. Even though the holders of a majority of the voting power of our capital stock have already approved of the Share Issuance, we reserve the right not to effect any such transaction. The Company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on March 4, 2024, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about March 7, 2024 to all stockholders of record as of the record date.

FURTHER INFORMATION

The ultimate terms of the Share Issuance are not yet determined. We will disclose to our shareholders those terms and all relevant information on a Form 8-K to be filed with the SEC promptly after consummation. We will furnish you a copy of such Form 8-K and any or all of the documents incorporated therein by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: OptimumBank Holdings, Inc., Attn: Mary Franco, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308.Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

CONCLUSION

As a matter of regulatory and Nasdaq compliance, we are sending you this Information Statement that describes the purpose and effect of the above-described action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

/s/ Moishe Gubin
Chairman of the Board of Directors

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